Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-36464) of Embarcadero Technologies, Inc. of our report dated February 21, 2003 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/    PricewaterhouseCoopers LLP

San Jose, CA

March 24, 2003